QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION 1600 BROADWAY, SUITE 2200 DENVER, COLORADO 80202	CONTACT: MICHAEL N. KENNEDY MANAGER—INVESTOR RELATIONS 303.812.1739

FOR IMMEDIATE RELEASE

Forest Oil Expands Canadian and Permian Positions
With Planned $330 Million Purchase of Wiser Oil

DENVER, COLORADO—May 23, 2004—Forest Oil Corporation (Forest) (NYSE:FST) announced today a definitive agreement to acquire all of the outstanding shares of The Wiser Oil Company (Wiser) (NYSE:WZR) for cash consideration of $10.60 per share. Total consideration will be approximately $330 million, including assumed debt of approximately $160 million. Forest believes the transaction will be immediately accretive to its shareholders on an earnings and cash flow basis.

        The transaction provides the following benefits to Forest:

  •
  Increases the Canadian Business Unit's estimated proved reserves and production by 35% and 67%, respectively, building on its Canadian Plains operations
  •
  Increases the Western Business Unit's estimated proved reserves and production by 29% and 26%, respectively, continuing to build its Permian Basin position
  •
  Adds significant Gulf Coast and Canadian exploration acreage

Forest believes it can profitably exploit and add value to the Permian Basin assets and reduce field operating costs. In addition, the acquired Canadian assets have numerous infill drilling locations for exploitation and the Wild River area contains several multi-pay exploration opportunities similar to Forest's successful Narraway field in the Alberta foothills.

Wiser's reported estimated proved reserves as of December 31, 2003 were 191 Bcfe, of which 51% were natural gas. Wiser produced approximately 64 MMcfe/d in the first quarter of 2004. At December 31, 2003 approximately 50% of Wiser's production and 30% of its reserves were located in Canada and 20% of Wiser's production and 45% of its reserves were located in the Permian Basin. Also, approximately 85% of Wiser's estimated proved reserves were classified as proved developed.

Forest has put in place hedges in anticipation of this acquisition. Forest entered into natural gas NYMEX swap arrangements for 25,000 to 30,000 MMbtus/d from July 2004 through December 31, 2005 at an average price of $6.18 per MMbtu. It also entered into oil NYMEX swap arrangements for 3,500 to 4,000 Bbls/d for July 2004 through December 31, 2005 at an average price of $35.37 per barrel.

        Giving effect to this transaction, in the last year Forest has acquired approximately:

  •
  515 Bcfe of estimated proved reserves
  •
  175 MMcfe/d of estimated production
  •
  360,000 net undeveloped acres

Forest's total consideration for these transactions has been approximately $720 million. The acquisitions were all made through negotiated transactions in existing core areas of the company.

"This negotiated transaction will provide additional quality assets to our Canadian, Western and Gulf Regions, all within their defined areas of operations. We are particularly pleased to obtain high quality Canadian assets at an attractive price given the intense competition for Canadian assets lately. Most of the acquired assets are in the same reservoirs, the same trends, and the same neighborhoods as our existing assets. We believe the Wiser assets will benefit from a more focused capital program and the implementation of cost reduction initiatives. The investment is consistent with our four-point strategy as we continue to invest more capital into our traditional, high rate of return areas. Nine months ago we stated our goal to acquire properties in the Gulf Coast, Canada, and the Permian Basin. We have now achieved that goal with superior economics and high quality assets," said Craig Clark, Forest's President and Chief Executive Officer.

Forest plans to finance the acquisition with a combination of equity, debt and cash on hand. Forest also announced plans to dispose of at least $100 million of non-strategic assets in the U.S. and Canada, primarily from its existing portfolio. The asset dispositions are anticipated to be completed by year-end.

Under the terms of the agreement between Wiser and Forest, a subsidiary of Forest will commence a tender offer to purchase all of the outstanding shares of Wiser at a price of $10.60 per share in cash. The boards of directors of both Forest and Wiser have unanimously approved the transaction. The Wiser board of directors is recommending shareholders of Wiser accept the offer and the holders of approximately 41 percent of the outstanding shares of Wiser have agreed to tender their shares to the offer. The offer is expected to commence within the next 7 business days, and is expected to close at the end of the second quarter or early in the third quarter of 2004. A vote of Wiser's stockholders will be required only if less than 90 percent of Wiser's shares are tendered into the Forest offer. Under certain circumstances, should Forest not be successful in acquiring the minimum number of shares required under the tender offer, and Wiser is acquired by, or in certain instances enters into an agreement to be acquired by another party, Forest will receive a cash payment of $11 million from Wiser.

Following completion of the tender offer and receipt of any necessary Wiser stockholder approval, Wiser will merge with a subsidiary of Forest and each share of Wiser common stock not tendered in the tender offer will be converted into the right to receive $10.60 in cash. Upon completion of the merger, Wiser will become a wholly-owned subsidiary of Forest.

The closing of the tender offer and merger of the Forest subsidiary and Wiser are subject to customary terms and conditions, including the tender of at least a majority of Wiser's outstanding shares of common stock on a fully diluted basis and customary regulatory approvals.

TELECONFERENCE CALL

Forest Oil Corporation management will hold a teleconference call on Monday, May 24, 2004, at 10:00 a.m. ET (8:00 a.m. MT) to discuss the items described in this press release. If you would like to participate please call 1.800.399.6298 (for U.S./Canada) or 1.706.634.0924 (for International) and request the Forest Oil teleconference.

A replay will be available from May 24, 2004 through June 04, 2004. You may access the replay by dialing toll free 1.800.642.1687 (for U.S./Canada) or 1.706.645.9291 (for International), conference ID # 7710799. Please note that the reservation number is not needed to access the teleconference, only the replay.

*****

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of The Wiser Oil Company. At the time the subsidiary of Forest Oil commences its offer, it will file a Tender Offer Statement with the Securities and Exchange Commission (the "SEC") and will file a Solicitation/Recommendation Statement with respect to the offer. THE TENDER OFFER WILL BE MADE

SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of The Wiser Oil Company, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Forest Oil with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC's website at http://www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in Forest's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Texas, Louisiana, Oklahoma, Utah, Wyoming and Alaska, and in Canada in Alberta. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit our website at www.forestoil.com.

May 23, 2004

###

QuickLinks

Forest Oil Expands Canadian and Permian Positions With Planned $330 Million Purchase of Wiser Oil